Exhibit 99.1

News Release
Contact:
Michael S. Olsen
Executive Vice President and
Chief Financial Officer
+1 414-319-8507

JOY GLOBAL INC. ANNOUNCES TRANSFER LISTING TO NYSE

Milwaukee, WI – November 4, 2011 – Joy Global Inc. (NASDAQ: JOYG) (“Joy Global”), a worldwide leader in high-productivity mining solutions, today announced the pending transfer of the listing of its common stock from the NASDAQ Global Select Market (“NASDAQ”) to the New York Stock Exchange (“NYSE”).  The Company expects to begin trading on the NYSE on December 6, 2011, under the new ticker symbol “JOY,” and will ring the opening bell that morning.  Until the transfer is complete, the Company’s common stock will continue to trade under the ticker symbol “JOYG” on NASDAQ.

Michael W. Sutherlin, Chief Executive Officer of Joy Global Inc., commented, “Joy Global has established itself as a global leader in mining equipment and we operate in over 120 facilities in 17 countries around the world.  The NYSE gives us the recognition, reach and resources to better serve our needs as we continue to focus our growth on the international markets.  As a result, it is another step in creating long-term value for our shareholders.”

“We are delighted Joy Global has decided to list on the New York Stock Exchange”, said Scott Cutler, NYSE Euronext EVP and Head of Listings, Americas.  “We are committed to a long-term partnership with Joy Global and its shareholders, and to providing the superior liquidity, services and visibility associated with listing on the NYSE.”

About Joy Global

Joy Global Inc. is a worldwide leader in manufacturing, servicing and distributing equipment for surface mining through P&H Mining Equipment and underground mining through Joy Mining Machinery.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Terms such as “anticipate,” “believe,” “estimate,” “expect,” “indicate,” “may be,” “objective,” “plan,” “predict,” “will,” “will be,” and the like are intended to identify forward-looking statements.  The forward-looking statements in this press release are based on our current expectations and are made only as of the date of this press release and involve certain risks and uncertainties that could cause actual results to differ materially from future results that may be expressed or implied by such forward-looking statements.  We undertake no obligation to update forward-looking statements contained in this press release to reflect new information.

JOYG-G

100 E Wisconsin Ave  Suite 2780  Milwaukee WI 53202   PO Box 554  Milwaukee WI 53201-0554  414/319/8501